Exhibit 32.1

CERTIFICATION

In connection with the quarterly report of Synergy CHC Corp. (the “Company”) on Form 10-Q for the quarter ended March 31, 2018, as filed with the Securities and Exchange Commission (the “Report”), I, Jack Ross, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 15, 2018	By:	/s/ Jack Ross
Jack Ross
Chief Executive Officer
(Principal Executive Officer)